Exhibit 5.03


                               AMENDED & RESTATED

                                     BYLAWS

                                       OF

                       STARTECH ENVIRONMENTAL CORPORATION

                        _________________________________


                                   ARTICLE I
                                    OFFICES

      The principal office and place of business of the Corporation shall be established from time to time by the Board of Directors. The principal office of the Corporation shall initially be located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut, 06897. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The Corporation shall continuously maintain in Colorado a registered agent and a registered office.

                                   ARTICLE II
                           SHARES AND TRANSFER THEREOF

      2.1 Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

      2.2 Certificates of Shares. Each certificate shall be in such form as may be prescribed by the Board of Directors and shall conform to the rules of any stock exchange on which the shares may be listed. The certificates of stock of the Corporation shall be in such form consistent with the law as shall be approved by the Board of Directors. Certificates representing shares of the Corporation shall be consecutively numbered for each class of shares, or series thereof. Each certificate shall contain the information required by the Colorado Business Corporation Act. The certificate number, the name of the person to whom the shares are issued, the date of issue and the number of shares issued, shall be entered on the stock transfer books of the Corporation. Certificates shall be signed by: (i) either the president, a vice-president, the chairman or the vice-chairman; and by (ii) either the secretary, an assistant secretary, the treasurer or an assistant treasurer. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the Corporation or employee of the Corporation), the signature of any such officer may be a facsimile. No certificate shall be issued until the shares represented thereby are fully paid. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of

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stock. The Corporation may issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

      2.3 Lost, Stolen or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the secretary of the Corporation, accompanied by a signed application for a new certificate. The Chief Executive Officer, Chief Financial Officer or Treasurer may, collectively, or in his or her discretion, require a bond of indemnity to the Corporation in such form and amount and with such surety as it may determine, before issuing a new certificate. A new certificate may be issued of the same tenor and representing the same number, class and series as were represented by the certificate alleged to be lost, stolen or destroyed.

      2.4 Transfer of Shares. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, if any, and applicable statutory requirements, registration of transfers of shares of stock of the Corporation shall be made on the books of the Corporation, upon the surrender and cancellation of a certificate for a like number of shares.

      2.5 Transfer Agent. The Board of Directors may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside the State of Colorado. They shall have such rights and duties, and shall be entitled to such compensation, as may be agreed.

      2.6 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person whether or not it shall have express or other notice thereof.

                                  ARTICLE III
                        SHAREHOLDERS AND MEETINGS THEREOF

      3.1 Shareholders of Record. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or Corporation, whether or not it shall have express or other notice thereof, except as expressly provided by Colorado Business Corporation Act.

      3.2 Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation, or at such other place as specified from time to time by the Board of Directors, within or outside the State of Colorado. If the Board of Directors shall specify another location, such change in location shall be stated on the notice calling such meeting.

      3.3 Annual Meeting. The annual meeting of the shareholders shall be held at such time and place as the Board of Directors may determine, beginning with the year following the year of incorporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

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      3.4 Special Meetings. Special meetings of the shareholders may be called for any purpose as provided in the Colorado Business Corporation Act. Unless otherwise prescribed by statute, special meetings of the shareholders may be called by the President, by any other person designated herein as having authority to call such a meeting, or by the Board of Directors.

      3.5 Notice.

      (a) Subject to the requirements of the Colorado Business Corporation Act, written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise prescribed by statute, not less then ten (10) days nor more than sixty (60) days before the date of the meeting. Notice may be given in person, by electronically transmitted facsimile, or other form of wire or wireless communication, or by mail or private carrier, by or at the direction of the Chief Executive Officer, the chairman, the Board of Directors, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that any other longer notice period which may be required by the Colorado Business Corporation Act shall be observed. Any shareholder may waive notice of any meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If three (3) successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation.

      (b) When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

      3.6 Fixing of Record Date. For the purpose of determining shareholders of one or more voting groups entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive any distributions or payment of any dividend, or entitled to demand a special meeting or to take any other action, or in order to make a determination of shareholders of one or more voting groups for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation.


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      3.7 Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

3.8   Quorum.

      (a) A majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders for that voting group for action on that matter, except as otherwise provided in the Articles of Incorporation or the Colorado Business Corporation Act. If less than a majority of such votes are represented at a meeting, a majority of votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      (b) If a quorum is present, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater proportion or number or voting by classes is required by law or by the Articles of Incorporation or by these Bylaws. In an election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors.

      3.9 Proxies. A shareholder may vote the shareholder's shares in person or by proxy. A shareholder may validly appoint a proxy to vote or otherwise act for the shareholder, solely by the following means of such appointment:

          (a). A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder's attorney-in-fact;

          (b). A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telecopy, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.

          An appointment of a proxy is effective against the Corporation when received by the Corporation, including receipt by the Corporation of an appointment transmitted pursuant subsection (b) of this Section 8. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form. Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used

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in lieu of the original appointment for any purpose for which the original appointment could be used.

      3.10 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

      4.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

      4.2 Number. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that the number of directors shall not be less than three (3) nor more than seven (7). Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors, or by the shareholders at the annual meeting. Directors shall be removable in the manner provided by the Colorado Business Corporation Act.

      4.3 Regular Meetings. A regular, annual meeting of the Board of Directors shall be held, at the same place as, and as soon as reasonably practicable after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing new officers and the transaction of such other business as may come before the meeting.

      4.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, if he is a member of the Board of Directors, the Chairman or any two (2) directors. If there are two or fewer directors, any director may call a special meeting of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place whatsoever as the place for holding any special meeting of the Board of Directors called by them.

      4.5 Notice. Notice of any special meeting shall be given not less than twenty-four (24) hours prior to the time of such meeting by mail, telecopy, or telephone to each director at his last known business or residence address, facsimile number or telephone number. If mailed, such notice is effective at the earliest of: (1) the date received; (2) five days after mailing; or (3) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, if the receipt is signed by or on behalf of the addressee. If notice is given by electronically transmitted facsimile, such notice shall be deemed given when sent if the sending telecopy receives automatic notice that the telecopy has been received, otherwise such notice shall be deemed given when received by the receiving telecopy.

      4.6 Quorum and Manner of Acting. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of

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the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors

      4.7 Organization. The Board of Directors shall elect a chairman who, in addition to such other duties as are assigned to the chairman, shall preside at each meeting of the Board of Directors. The Board of Directors shall elect a secretary to record the discussions and resolutions of each meeting, which record shall be filed with the minutes books of the Corporation.

      4.8 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

      4.9 Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors then serving on the Board of Directors, designate from among its members an executive committee and one or more other committees. Regular meetings of any such committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Notice of any regular or special meeting may be given to the members thereof in the same manner as provided in Section 4.5.

      4.10 Resignation and Vacancies. Any director may resign at any time by giving written notice to the president or secretary of the Corporation. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later effective date; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, regardless of whether the directors remaining in office constitute fewer than a quorum of the Board of Directors. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office at a regular meeting or at a special meeting called for that purpose, or by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified

      4.11 Reliance. In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, a public accountant, or another person as to matters the director reasonably believes are within such person's professional or expert competence; or (iii) in the case of a director, a committee of the Board of Directors of which the director is not a member if the director reasonably believes the committee merits confidence. A director is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.


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                                   ARTICLE V
                                   OFFICERS

      The Corporation shall have the officers and assistant officers designated by the Board of Directors, which officers and assistant officers shall be appointed by the Board of Directors, or in the case of an assistant officer, an officer authorized by the Board of Directors to make such appointment. Each officer and assistant officer shall have the authority and shall perform the duties prescribed by the Board of Directors or by an officer authorized by the Board of Directors to establish such duties.


                                   ARTICLE VI
                                     FINANCE

      6.1 Reserve Fund. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

      6.2 Banking. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the Board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

                                  ARTICLE VII
                                    DIVIDENDS

      The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                                  ARTICLE VIII
                           CONTRACTS, LOANS AND CHECKS

      8.1 Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the Corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the Corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the Corporation for any purpose, except as may be necessary to enable the Corporation to carry on its normal and ordinary course of business.


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      8.2 Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or institution, firm, Corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the Corporation and may mortgage and pledge, hypothecate or transfer any real or personal property held by the Corporation as security for the payment of such loans. Such authority, in the Board of Directors' discretion, may be general or confined to specific instances.

      8.3 Checks. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents or the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 Directors. The Corporation shall indemnify directors of the Corporation in their capacities as directors pursuant to the procedures set forth in, and to the fullest extent authorized by the Colorado Business Corporation Act as the same exists or may hereafter be amended. The right to indemnification provided herein shall be a contract right and shall include the right to be paid by the Corporation in accordance with the Colorado Business Corporation Act for expenses incurred in advance of any proceeding's final disposition.

      9.2 Officers and Others. The Corporation may indemnify and advance expenses to officers, employees and agents of the Corporation as it deems appropriate and as permitted or required by the Colorado Business Corporation Act. No such indemnification shall be made without the prior approval of the Board of Directors and the determination by the Board of Directors that such indemnification is permissible, except pursuant to a contract approved by the Board of Directors.

      9.3 Insurance. The Corporation may purchase and maintain insurance for itself and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, other person, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

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      9.4 Non-Exclusivity of Rights. The foregoing rights of indemnification and insurance shall not be exclusive of, or in any manner limit, other rights to which any director, officer employee or agent may be entitled as a matter of law, or to the extent not prohibited by law, by a contract approved by the Board of Directors.

                                   ARTICLE X
                                   FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of November and end on the last day of the next October, unless otherwise determined by resolution of the Board of Directors.

                                   ARTICLE XI
                                 CORPORATE SEAL

      The corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. No action shall be invalidated by reason of the failure to affix or impress a document with the corporate seal unless so required by law.

                                  ARTICLE XII
                                  MISCELLANEOUS

      12.1 Wavier in Lieu of Notice. Whenever notice is required by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before, at or after the time stated therein, shall be deemed the equivalent of giving such notice.

      12.2. Conflicts. In the event of any irreconcilable conflict between these Bylaws and either the Corporation's Articles of Incorporation or applicable law, the latter shall control.

      12.3. Definitions. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the Colorado Business Corporation Act

                                  ARTICLE XIII
                                   AMENDMENTS

      The Bylaws may be altered, amended or repealed by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting called for this purpose, subject to repeal or change by action of the shareholders.


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                                   CERTIFICATE
                                   -----------

      I hereby certify that the foregoing Amended & Restated Bylaws, consisting of __________(__) pages, including this page, constitute the Bylaws of Startech Environmental Corporation, adopted by the Board of Directors of the Corporation as of _________, 2004.



                                    _______________________________
                                    Peter J. Scanlon, Secretary





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